UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

Rexahn Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	REXN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2020, Rexahn Pharmaceuticals, Inc. (“Rexahn”) and BioSense Global LLC (“BioSense”) entered into an amendment (the “Amendment”) to the Collaboration and License Agreement, dated as of February 25, 2019, by and between Rexahn and BioSense, as previously amended (the “Original Agreement” and, as amended by the Amendment, the “Amended Agreement”). Under the terms of the Amended Agreement, the aggregate upfront payments were reduced to $1.65 million, $1.5 million of which had previously been paid as part of the upfront payment under the Original Agreement.  Upon payment in full of the remaining unpaid portion, Rexahn will (i) grant an exclusive license to develop and commercialize pharmaceutical products containing RX-3117 (“Licensed Products”) for any indication in the Republic of Singapore, China, Hong Kong, Macau and Taiwan (the “Territory”) and (ii) assign and transfer to BioSense all of Rexahn’s patents and patent applications related to RX-3117 in the Territory.

Pursuant to the Amendment, BioSense has agreed to use commercially reasonable efforts to develop a Licensed Product in the Territory, file an investigational new drug application relating to a Licensed Product in China, and take certain other actions relating to commercialization upon any regulatory approval.

The Amendment reflects the agreement of the parties to terminate and remove collaboration provisions under the Original Agreement, reflects the intention of Rexahn not to conduct or sponsor any additional trials with RX-3117, and reduces the milestone payments and royalties payable under the Original Agreement.  Under the Amended Agreement, Rexahn is eligible to receive milestone payments in an aggregate of up to $74.5 million upon the achievement of development, regulatory and commercial goals and will also be eligible to receive tiered royalties in the mid-single digits to low tens on annual net sales in the Territory.

Until March 31, 2020, pursuant to the Amended Agreement, BioSense has the option to obtain an exclusive license to develop and commercialize Licensed Products outside the Territory upon the payment of an additional upfront fee.

In addition to the other amendments discussed above, the Amendment also changes the title of the Amended Agreement to be License and Assignment Agreement. The foregoing description of the Amended Agreement is a summary and is qualified by reference to the full text of the Amendment, which will be filed as an exhibit to Rexahn’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: March 16, 2020	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer